EXHIBIT 5.1

ANTHONY L.G., PLLC

laura aNTHONy, esq.

GEOFFREY ASHBURNE, ESQ.*

JOHN CACOMANOLIS, ESQ**

CHAD FRIEND, ESQ., LLM

SVETLANA ROVENSKAYA, ESQ.***

OF COUNSEL:

MICHAEL R. GEROE, ESQ.****

CRAIG D. LINDER, ESQ.*****

PETER P. LINDLEY, ESQ., CPA, MBA

KIMBERLY L. RUDGE, ESQ.

STUART REED, ESQ.

MARC S. WOOLF, ESQ.

www.ANTHONYPLLC.com WWW.SECURITIESLAWBLOG.COM WWW.LAWCAST.COM DIRECT E-MAIL: LANTHONY@ANTHONYPLLC.COM

* licensed in CA

** licensed in FL and NY

*** licensed in NY and NJ

**** licensed in D.C., CA, NY and MO

***** licensed in FL, CA and NY

September 18, 2019

One Horizon Group, Inc.

4300 Biscayne Blvd., Suite 203

Miami, Florida 33137

Re: One Horizon Group, Inc. Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel for One Horizon Group, Inc., a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”) of 1,221,309 shares of common stock (the “Registered Shares”) offered for resale by that certain selling stockholder (the “Selling Stockholder”) named in the Company’s registration statement on Form S-1 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission on September 18, 2019.

We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

Subject to and in reliance upon the foregoing, we are of the opinion that the Registered Shares have been validly authorized and are validly issued, fully paid and non-assessable.

We express no opinion with regard to the applicability or effect of the law of any jurisdiction other than, as in effect on the date of this letter, (a) the internal laws of the State of Delaware; and (b) the federal laws of the United States.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Sincerely yours,

/s/ Laura E. Anthony
Laura E. Anthony,
For the Firm

625 N. FLAGLER DRIVE, SUITE 600 ● WEST PALM BEACH, FLORIDA ● 33401

● PHONE: 561-514-0936 ● FAX 561-514-0832